Exhibit 10.28
INNOVA HOLDINGS, INC
STOCK OPTION PLAN

I.  PURPOSE AND DEFINITIONS

A.  PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of Shares by Key Employees and Key Non-Employees in order to attract and retain such Key Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

B.  DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

1.	Affiliate means a corporation which is a parent or subsidiary of the Company, direct or indirect.

2.	Board means the Board of Directors of the Company.

3.
Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

4.
Company means Innova Holdings, Inc. a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

5.	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

6.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

7.
Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

8.
Key Non-Employee means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

9.	Option means a right or option granted under the Plan all of which shall be nonstatutory options which are not intended to be Incentive Options.

10.	Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

11.	Participant means a Key Employee to whom one or more Options are granted under the Plan, and a Key Non-Employee to whom one or more Options are granted under the Plan.

12.	Plan means this Stock Option Plan, as amended from time to time.

13.
Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan:

II.     SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Options may be granted from time to time shall be One Hundred Fifty Million (150,000,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof).

If an Option ceases to be "outstanding," in whole or in part, the Shares which were subject to such Option, if the Option was not exercised, shall be available for the granting of other Options. Any Option shall be treated as "outstanding" until such Option is exercised in full, terminates or expires under the provisions of the Plan or Option Agreement, or is canceled by agreement of the Company and the Participant.

Subject to the provisions of Article VI, the aggregate number of Shares as to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Board of Directors of the Company.

III.    ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

A.	interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

B.	determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Options;

C.	determine the Key Non-Employees to whom Options shall be granted;

D.	determine the number of Shares for which an Option or Options shall be granted;

E.	provide for the acceleration of the right to exercise an Option (or portion thereof); and

F.	specify the terms and conditions upon which Options may be granted.
All determinations of the Committee shall be reduced to writing and signed by or on behalf of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.    ELIGIBILITY FOR PARTICIPATION

The Committee may at any time and from time to time grant one or more Options to one or more Key Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option so granted.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, unless the Board determines that the grant of the Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option.

V.    TERMS AND CONDITIONS OF OPTIONS

Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. No Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

A.	OPTION PRICE

The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share shall be such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option.

B.	NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.	TERM OF OPTION

Each Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided.

D.	DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, or upon the attainment of stated goals.

E.	MEDIUM OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

F.	TERMINATION OF EMPLOYMENT

1.
A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

2.
A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

G.	EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by paragraph M of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

H.	RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

I.	ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless otherwise permitted by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

J.	OTHER PROVISIONS

The Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, the right to receive cash in an amount equal to the difference between the purchase price and the fair market value on the date of the deemed exercises, as the Committee shall deem advisable.

K.	PURCHASE FOR INVESTMENT

Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

"The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VI.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY SHARES

In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the rights granted to, or available for, Participants shall be made in the manner and kind of shares for the purchase of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, or a sale of substantially all of the Company's assets. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Shares subject to Option so canceled. The preceding two sentences of this Article VI notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Option if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

VII.    DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII.   TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the date of its adoption. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.    AMENDMENT OF THE PLAN

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, that if an amendment requires the approval of the stockholders of the Company in accordance with the then Rule 16b-3 requirements of the Exchange Act, such amendment shall be subject to approval of the stockholders within the requisite time period of such Act.

X.      EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XI.    INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XII.    MITIGATION OF EXCISE TAX

If any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIII.    SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIV.   WITHHOLDING

Except as otherwise provided by the Committee,

A.
The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.
In the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XV.   EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board.

XVI.   GOVERNING LAW

This Plan shall be governed by the laws of the State of Florida and construed in accordance therewith.

Adopted as of this 12th day of April, 2005
Last amended as of April 12, 2006